Exhibit 99.2 Seaport District Hughes Landing 6100 Merriweather New York, NY Houston, TX Columbia, MD Supplemental Information Three Months Ended December 31, 2018 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission on February 27, 2019. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations, or FFO, core funds from operations, or Core FFO, adjusted funds from operations, or AFFO, and net operating income, or NOI. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as a reconciliation of our GAAP Operating Assets Earnings Before Taxes ("EBT") segment measure to NOI. Non- GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, certain officers and shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW PORTFOLIO PERFORMANCE DEBT & OTHER Company Profile 4 Stabilized Properties 12 Debt Summary 23 Financial Summary 6 Unstabilized Properties 14 Property-Level Debt 24 Balance Sheets 7 Under Construction Properties 15 Ground Leases 26 Statements of Operations 8 MPC Portfolio 16 Definitions 27 Income Reconciliations 9 Portfolio Key Metrics 17 Reconciliations of Non-GAAP 28 NOI by Region 10 Lease Expirations 18 Acquisitions / Dispositions 19 MPC Land 20 Ward Village Condominiums 21 Other Assets 22 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q4 2018

Exchange / Ticker	NYSE:	HHC
Share Price - December 31, 2018	$	97.62
Diluted Earnings / Share	$	0.86
FFO / Diluted Share	$	1.73
Core FFO / Diluted Share	$	2.32
AFFO / Diluted Share	$	2.20

Recent Company Highlights

Honolulu--(PRNewswire)--Oct. 16, 2018-- The Howard Hughes Corporation breaks ground on 'A'ali'i at Ward Village. The mixed-use residential development is the first of its kind in Hawai'i, featuring 750 units with a seamless turnkey experience and space-maximizing design. 'A'ali'i has received very strong local demand with 80 percent of homes sold since sales began in January. At full build-out, the 60-acre community will include approximately one million square feet of unique retail and food and beverage experiences, and more than 4,500 homes.

LAS VEGAS--(PRNewswire)--Dec. 8, 2018--The Howard Hughes Corporation, owner of the Las Vegas 51s, announced today the team's new name - the Las Vegas Aviators®. The Las Vegas Aviators®, the city's professional Triple-A baseball team and a member of the Pacific Coast League (PCL), will begin the 2019 season in their new stadium the Las Vegas Ballpark, which is currently under construction in Downtown Summerlin.

NEW YORK--(PRNewswire)--Dec. 17, 2018--The Howard Hughes Corporation announced today that Ward Village®, its award-winning 60-acre master planned community in the heart of Honolulu, continues to redefine urban island living with the debut of its central greenscape, Victoria Ward Park. The park's opening is marked by the launch of *Light Garden, a 1,000-Year Bloom*, a one-of-a-kind immersive art installation designed by acclaimed design studio Symmetry Labs.

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
Summerlin
LAS VEGAS
Ward Village
HAWAII
Houston MPCs
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Riverwalk
NEW ORLEANS
Seaport District
NEW YORK
Downtown Columbia
MARYLAND

Q4 2018 MPC & Condominium Results

$ in millions



Summerlin 50%
4Q18 MPC EBT
$30.6M
The Woodlands 3%
Bridgeland 47%



'A'ali'i 67%
4Q18 Condo Sales
54 units
Ke Kilohana 33%

Q4 2018 MPC EBT		
Bridgeland	$	14.3
Columbia		(0.3)
Summerlin		15.5
The Woodlands/The Woodlands Hills		1.1
Total	**$**	**30.6**

Q4 2018 Condo Units Contracted	
Waiea	—
Anaha	—
Ke Kilohana	18
Ae'o	—
'A'ali'i	36
Total	**54**

HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't) Company Profile - Summary & Results (cont'd) Path to Projected Annual Stabilized NOI Currently Under Construction Currently Unstabilized Currently Stabilized Total $ in millions $ in millions $ in millions $ in millions Retail & Office Sq.Ft. 2,117,164 Retail & Office Sq.Ft. 1,831,385 Retail & Office Sq.Ft. 5,192,634 Retail & Office Sq.Ft. 9,141,183 Multifamily Units 1,347 Multifamily Units 729 Multifamily Units 1,622 Multifamily Units 3,698 Hotel Keys — Hotel Keys 770 Hotel Keys 205 Hotel Keys 975 Other Units — Other Units 1,408 Other Units — Other Units 1,408 Projected Stabilized NOI $ 73.1 Projected Stabilized NOI $ 80.5 Projected Stabilized NOI $ 164.2 Projected Stabilized NOI $ 317.8 Q4 2018 - Operating Results by Property Type Currently Under Construction Currently Unstabilized Currently Stabilized Total $ in millions $ in millions $ in millions $ in millions The charts above exclude Seaport NOI and square footage until we have greater clarity with respect to the performance of our tenants and operating businesses. See pages 14-15 for Stabilized NOI Yield and other project information. See page 27 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)". HowardHughes.com 214.741.7744 5

Financial Summary

(In thousands, except share price and billions)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	YTD 2018	YTD 2017
Company Profile							
Share price (a)	$97.62	$124.22	$132.50	$139.13	$131.27	$97.62	$131.27
Market Capitalization (b)	$4.2b	$5.4b	$5.7b	$6.0b	$5.9b	$4.2b	$5.9b
Enterprise Value (c)	$7.0b	$8.2b	$8.3b	$8.3b	$7.9b	$7.0b	$7.9b
Weighted avg. shares - basic	43,075	43,066	42,573	42,976	42,860	43,036	41,364
Weighted avg. shares - diluted	43,250	43,317	42,942	43,363	43,120	43,237	43,089
Total diluted share equivalents outstanding	43,077	43,194	43,325	43,301	44,917	43,109	44,917
Earnings Profile							
Operating Segment Income							
Revenues	$90,214	$96,528	$89,752	$87,525	$80,727	$364,019	$317,661
Expenses	($51,182)	($58,728)	($44,231)	($43,988)	($45,566)	($198,129)	($168,435)
Company's Share of Equity Method Investments NOI and Cost Basis Investment	$1,818	$891	$664	$4,010	$1,084	$7,383	$7,784
Net Operating Income (d)	$40,850	$38,691	$46,185	$47,547	$36,245	$173,273	$157,010
Avg. NOI margin	45%	40%	52%	54%	45%	48%	49%
MPC Segment Earnings							
Total revenues	$47,786	$143,135	$62,765	$55,765	$87,832	$309,451	$299,543
Total expenses (e)	($25,864)	($70,298)	($37,088)	($36,449)	($43,300)	($169,699)	($163,072)
Interest (expense) income, net (f)	$7,093	$6,626	$6,808	$6,392	$6,390	$26,919	$24,292
Equity in earnings in Real Estate and Other Affiliates	$1,602	$9,454	$14,100	$11,128	$1,682	$36,284	$23,234
MPC Segment EBT (f)	$30,617	$88,917	$46,585	$36,836	$52,604	$202,955	$190,351
Condo Gross Profit							
Revenues (g)	$317,953	$8,045	$20,885	$10,837	$122,043	$357,720	$464,251
Expenses (g)	($220,849)	($6,168)	($28,816)	($6,729)	($85,152)	($262,562)	($338,361)
Condo Net Income (g)	$97,104	$1,877	($7,931)	$4,108	$36,891	$95,158	$125,890
Debt Summary							
Total debt payable (h)	$3,215,211	$3,296,486	$3,163,771	$2,915,220	$2,877,789	$3,215,211	$2,877,789
Fixed rate debt outstanding at end of period	$1,663,875	$1,651,695	$1,643,194	$1,522,488	$1,526,875	$1,663,875	$1,526,875
Weighted avg. rate - fixed	5.17%	4.60%	4.60%	4.98%	5.04%	5.17%	5.04%
Variable rate debt outstanding at end of period, excluding condominium financing	$1,454,579	$1,411,932	$1,355,523	$1,299,119	$1,317,311	$1,454,579	$1,317,311
Weighted avg. rate - variable	4.88%	4.78%	3.37%	4.32%	4.10%	4.88%	4.10%
Condominium debt outstanding at end of period	$96,757	$232,859	$165,054	$93,613	$33,603	$96,757	$33,603
Weighted avg. rate - condominium financing	5.75%	6.04%	5.93%	5.78%	4.49%	5.75%	7.11%
Leverage ratio (debt to enterprise value)	45.49%	39.54%	37.59%	34.92%	36.20%	45.47%	36.20%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Net Operating Income = Operating Assets NOI excluding properties sold or in redevelopment + Company's Share of Equity Method Investments NOI and the annual Distribution from our Cost Basis Investment. Prior periods have been adjusted to be consistent with fiscal 2018 presentation.
(e) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including MPC-level G&A and real estate taxes on remaining residential and commercial land.
(f) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(g) Revenues in 2018 represent "Condominium rights and unit sales" and expenses represent "Condominium rights and unit cost of sales" as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018. Prior year periods are presented based on the percentage of completion method ("POC") and are therefore not comparable to the current period.
(h) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 214.741.7744 6

Balance Sheets Balance Sheets (In thousands, except par values and share amounts) FY 2018 FY 2017 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,642,660 $ 1,642,278 Buildings and equipment 2,932,963 2,238,617 Less: accumulated depreciation (380,892) (321,882) Land 297,596 277,932 Developments 1,290,068 1,196,582 Net property and equipment 5,782,395 5,033,527 Investment in real estate and other affiliates 102,287 76,593 Net investment in real estate 5,884,682 5,110,120 Cash and cash equivalents 499,676 861,059 Restricted cash 224,539 103,241 Accounts receivable, net 12,589 13,041 Municipal Utility District receivables, net 222,269 184,811 Notes receivable, net 4,694 5,864 Deferred expenses, net 95,714 80,901 Prepaid expenses and other assets, net 411,636 370,027 Total Assets $ 7,355,799 $ 6,729,064 LIABILITIES AND EQUITY Liabilities Mortgages, notes and loans payable $ 3,181,213 $ 2,857,945 Deferred tax liabilities 157,188 160,850 Accounts payable and accrued expenses 779,272 521,718 Total Liabilities 4,117,673 3,540,513 Equity Common stock: $.01 par value; 150,000,000 shares authorized, 43,511,473 shares issued and 42,991,624 outstanding as of December 31, 2018 and 43,300,253 shares issued and 43,270,880 outstanding as of December 31, 2017 436 433 Additional paid-in capital 3,322,433 3,302,502 Accumulated deficit (120,341) (109,508) Accumulated other comprehensive income (loss) (8,126) (6,965) Treasury stock, at cost, 519,849 and 29,373 shares as of December 31, 2018 and 2017, respectively (62,190) (3,476) Total stockholders' equity 3,132,212 3,182,986 Noncontrolling interests 105,914 5,565 Total Equity 3,238,126 3,188,551 Total Liabilities and Equity $ 7,355,799 $ 6,729,064 Share Count Details (In thousands) Shares outstanding at end of period (including restricted stock) 42,992 43,271 Dilutive effect of stock options (a) 117 200 Dilutive effect of warrants (b) — 1,446 Total Diluted Share Equivalents Outstanding 43,109 44,917 (a) Stock options assume net share settlement calculated for the period presented. (b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented. HowardHughes.com 214.741.7744 7

Statements of Operations

(In thousands, except share amounts)	Q4 2018	Q4 2017	FY 2018	FY 2017
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:				
Condominium rights and unit sales	$ 317,953	$ 122,043	$ 357,720	$ 464,251
Master Planned Community land sales	35,178	71,064	261,905	248,595
Minimum rents	54,159	46,972	207,315	183,025
Tenant recoveries	12,185	11,187	49,993	45,814
Hospitality revenues	17,299	18,830	82,037	76,020
Builder price participation	7,691	8,222	27,085	22,835
Other land revenues	5,326	8,560	21,314	28,166
Other rental and property revenues	14,902	14,105	57,168	31,414
Total revenues	464,693	300,983	1,064,537	1,100,120
Expenses:				
Condominium rights and unit cost of sales	220,849	85,152	262,562	338,361
Master Planned Community cost of sales	14,605	32,828	124,214	121,116
Master Planned Community operations	11,261	13,896	45,217	38,777
Other property operating costs	41,914	31,576	133,761	91,729
Rental property real estate taxes	8,035	7,420	32,183	29,185
Rental property maintenance costs	4,209	3,416	15,813	13,432
Hospitality operating costs	13,488	14,828	59,195	56,362
Provision for doubtful accounts	1,661	982	6,078	2,710
Demolition costs	1,163	1,620	17,329	1,923
Development-related marketing costs	8,765	5,717	29,249	20,504
General and administrative	32,830	26,459	104,625	89,882
Depreciation and amortization	38,167	36,059	126,565	132,252
Total expenses	396,947	259,953	956,791	936,233
Other:				
Gains on sales of properties	—	18,915	—	51,367
Other (loss) income, net	2,508	2,498	(936)	3,248
Total other	2,508	21,413	(936)	54,615
Operating income	70,254	62,443	106,810	218,502
Interest income	1,727	872	8,486	4,043
Interest expense	(24,846)	(15,021)	(82,028)	(64,568)
Loss on redemption of senior notes due 2021	—	—	—	(46,410)
Warrant liability loss	—	—	—	(43,443)
Gain on acquisition of joint venture partner's interest	—	17,842	—	23,332
(Loss) gain on disposal of operating assets	(4)	3,868	(4)	3,868
Equity in earnings from Real Estate and Other Affiliates	657	(323)	39,954	25,498
Income before taxes	47,788	69,681	73,218	120,822
Provision (benefit) for income taxes	9,864	(77,647)	15,492	(45,801)
Net income	37,924	147,328	57,726	166,623
Net (income) loss attributable to noncontrolling interests	(663)	1,793	(714)	1,781
Net income attributable to common stockholders	$ 37,261	$ 149,121	$ 57,012	$ 168,404
Basic income per share:	$ **0.87**	$ **3.48**	$ **1.32**	$ **4.07**
Diluted income per share:	$ **0.86**	$ **3.46**	$ **1.32**	$ **3.91**

The Company's 2018 results are presented in accordance with ASU 2014-09, *Revenues from Contracts with Customers* (Topic 606), the new revenue standard adopted January 1, 2018. Please refer to page F-17 of Note 1 in the Company's Form 10-K for further information.

Howard Hughes.

HowardHughes.com 214.741.7744 8

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q4 2018	Q4 2017	YTD 2018	YTD 2017
RECONCILIATIONS OF NET INCOME TO FFO				
Net income attributable to common stockholders	$ 37,261	$ 149,121	$ 57,012	$ 168,404
Add:				
Segment real estate related depreciation and amortization	35,041	33,612	117,126	123,954
Loss (gain) on disposal of operating assets	4	(3,868)	4	(3,868)
Gains on sales of properties	—	(18,915)	—	(51,367)
Income tax expense (benefit) adjustments - deferred				
Loss (gain) on disposal of operating assets	—	1,424	—	1,424
Gains on sales of properties	—	6,963	—	19,127
Reconciling items related to noncontrolling interests	663	(1,793)	714	(1,781)
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,822	1,489	5,693	4,385
FFO	**$ 74,791**	**$ 168,033**	**$ 180,549**	**$ 260,278**
Adjustments to arrive at Core FFO:				
Acquisition expenses	$ —	$ 77	$ —	$ 109
Loss on redemption of senior notes due 2021	—	—	—	46,410
Gain on acquisition of joint venture partner's interest	—	(17,842)	—	(23,332)
Warrant loss	—	—	—	43,443
Severance expenses	267	123	687	2,525
Non-real estate related depreciation and amortization	3,125	2,447	9,438	8,298
Straight-line amortization	(2,505)	(2,849)	(12,609)	(7,782)
Deferred income tax expense (benefit)	11,574	(85,334)	16,195	(64,014)
Non-cash fair value adjustments related to hedging instruments	127	506	(1,135)	905
Share based compensation	3,011	2,860	11,242	8,211
Other non-recurring expenses (development related marketing and demolition costs)	9,929	7,337	46,579	22,427
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	182	79	623	502
Core FFO	**$ 100,501**	**$ 75,437**	**$ 251,569**	**$ 297,980**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (3,583)	$ (5,647)	$ (14,267)	$ (15,803)
Leasing Commissions	(1,906)	(968)	(3,600)	(2,995)
AFFO	**$ 95,012**	**$ 68,822**	**$ 233,702**	**$ 279,182**
FFO per diluted share value	**$ 1.73**	**$ 3.90**	**$ 4.18**	**$ 6.04**
Core FFO per diluted share value	**$ 2.32**	**$ 1.75**	**$ 5.82**	**$ 6.92**
AFFO per diluted share value	**$ 2.20**	**$ 1.60**	**$ 5.41**	**$ 6.48**

Howard Hughes
HowardHughes.com 214.741.7744 9

NOI by Region

Property ($ in thousands)	% Ownership (a)	Total		4Q18 Occupied (#)		4Q18 Leased (#)		4Q18 Occupied (%)		4Q18 Leased (%)		4Q18 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	1,479,644	—	1,427,294	—	1,427,294	—	96%	—%	96%	—%	$ 37,963	$ 40,060	—
Office - Columbia	100%	1,050,115	—	990,859	—	997,546	—	94%	—%	95%	—%	16,597	17,679	—
Office - Summerlin	100%	206,279	—	205,456	—	206,279	—	100%	—%	100%	—%	5,739	5,700	—
Retail - Houston	100%	292,652	—	283,370	—	285,101	—	97%	—%	97%	—%	9,319	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,148	2,200	—
Retail - Hawaii	100%	918,669	—	869,220	—	869,220	—	95%	—%	95%	—%	16,826	19,800	—
Retail - Other	100%	267,934	—	259,732	—	266,101	—	97%	—%	99%	—%	6,462	6,500	—
Retail - Summerlin	100%	838,271	—	746,067	—	765,225	—	89%	—%	91%	—%	20,929	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	23,126	1,019	23,126	1,054	99%	93%	99%	96%	14,763	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	13,591	350	13,591	356	100%	92%	100%	94%	2,764	2,900	—
Multi-Family - Summerlin	100%	—	124	—	122	—	122	—%	98%	—%	98%	2,304	2,200	—
Multi-Family - New York (d)	100%	13,000	21	13,000	21	13,000	21	100%	100%	100%	100%	760	600	—
Hospitality - Houston	100%	—	205	—	167	—	—	—%	81%	—%	—%	5,157	4,500	—
Other Assets (e)	—	—	—	—	—	—	—	—%	—%	—%	—%	8,165	9,212	—
Total Stabilized Properties (f)												**$ 149,896**	**$ 164,154**	—
Unstabilized Properties														
Office - Houston	100%	915,381	—	582,533	—	698,305	—	64%	—%	76%	—%	$ 7,578	$ 20,958	2.3
Office - Columbia	100%	331,223	—	248,516	—	260,534	—	75%	—%	79%	—%	2,920	8,600	2.4
Office - Summerlin	100%	326,149	—	229,569	—	309,130	—	70%	—%	92%	—%	(115)	7,600	1.5
Retail - Houston	100%	143,759	—	112,784	—	120,757	—	78%	—%	84%	—%	1,724	3,368	1.0
Retail - Hawaii	100%	86,847	—	73,235	—	80,164	—	84%	—%	92%	—%	1,530	2,709	1.0
Multi-Family - Houston	100%	—	292	—	132	—	149	—%	45%	—%	51%	—	3,500	2.0
Multi-Family - Columbia	50%	28,026	437	8,671	322	8,671	344	31%	74%	31%	79%	3,709	3,800	2.0
Hospitality - Houston	100%	—	704	—	432	—	—	—%	61%	—%	—%	20,110	27,000	2.0
Hospitality - New York	35%	—	66	—	26	—	—	—%	39%	—%	—%	(61)	1,334	3.0
Self Storage - Houston	100%	—	1,408	—	887	—	930	—%	63%	—%	66%	211	1,600	2.0
Total Unstabilized Properties												**$ 37,606**	**$ 80,469**	**2.3**

Howard Hughes

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NOI by Region (con't)

Property	% Ownership (a)	Total		4Q18 Occupied (#)		4Q18 Leased (#)		4Q18 Occupied (%)		4Q18 Leased (%)		4Q18 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100%	203,000	—	—	—	203,000	—	—%	—%	100%	—%	$ —	$ 5,100	1.0
Office - Columbia	100%	320,000	—	—	—	150,000	—	—%	—%	47%	—%	—	9,200	5.0
Office - Other	33%	1,500,000	—	—	—	630,000	—	—%	—%	42%	—%	—	22,441	5.0
Retail - Houston	100%	72,264	—	—	—	39,023	—	—%	—%	54%	—%	—	2,200	3.1
Retail - Hawaii	100%	21,900	—	—	—	21,900	—	—%	—%	100%	—%	—	1,050	2.0
Multi-Family - Houston	100%	—	698	—	—	—	—	—%	—%	—%	—%	—	12,404	5.1
Multi-Family - Columbia	100%	—	382	—	—	—	—	—%	—%	—%	—%	—	9,162	5.0
Multi-Family - Summerlin	100%	—	267	—	—	—	—	—%	—%	—%	—%	—	4,400	2.0
Other - Houston	100%	10,000	—	—	—	10,000	—	—%	—%	100%	—%	—	217	2.0
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	—	7,000	1.0
Total Under Construction Properties												—	**73,174**	**4.0**
Total/ Wtd. Avg. for Portfolio												**$ 187,502**	**$ 317,797**	**3.3**

(a) Includes our share of NOI for our joint ventures.

(b) Annualized 4Q18 NOI includes distribution received from cost method investment in 1Q18. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport NOI until we have greater clarity with respect to the performance of our tenants and operating businesses. See pages 14-15 for Stabilized NOI Yield and other project information.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 13 of this presentation.

(f) For Stabilized Properties, the difference between 4Q18 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

Howard Hughes. HowardHughes.com 214.741.7744 11

Stabilized Properties

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q4 2018 % Occ.	Q4 2018 % Leased	Annualized Q4 2018 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	234,659	100 %	100 %	$ 6,441	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100	100	6,708	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	91	91	1,682	1,890
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100	100	7,543	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100	100	320	410
3831 Technology Forest	Houston, TX	100 %	95,078	100	100	2,335	2,268
9303 New Trails	Houston, TX	100 %	97,967	70	70	1,091	1,800
One Hughes Landing	Houston, TX	100 %	197,719	97	98	6,043	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	96	96	5,800	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	889,470	94	95	13,414	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	100	100	1,406	1,402
One Mall North	Columbia, MD	100 %	98,607	92	92	1,777	1,947
One Summerlin	Las Vegas, NV	100 %	206,279	100	100	5,739	5,700
Total Office			**2,736,038**			**60,299**	**63,439**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	100 %	100 %	2,062	2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100	100	488	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100	100	46	217
Creekside Village Green	Houston, TX	100 %	74,670	88	90	1,829	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	100	100	4,365	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	100	100	529	800
Columbia Regional	Columbia, MD	100 %	89,199	100	100	2,148	2,200
Ward Village Retail	Honolulu, HI	100 %	918,669	95	95	16,826	19,800
Downtown Summerlin	Las Vegas, NV	100 %	838,271	89	91	20,929	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	267,934	97	99	6,462	6,500
Total Retail			**2,406,725**			**55,684**	**64,702**

Howard Hughes. HowardHughes.com 214.741.7744 12

Stabilized Properties (con't)

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units	Q4 2018 % Occ.	Q4 2018 % Leased	Annualized Q4 2018 NOI	Est. Stabilized NOI
Residential							
Millennium Six Pines Apartments	Houston, TX	100 %	314	95%	95%	$ 3,743	$ 4,500
Millennium Waterway Apartments	Houston, TX	100 %	393	92	95	4,408	4,600
One Lakes Edge	Houston, TX	100 %	23,280 / 390	99 / 92	99 / 95	6,612	7,500
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591 / 380	100 / 92	100 / 95	2,764	2,900
Constellation	Las Vegas, NV	100 %	124	97	97	2,304	2,200
85 South Street	New York, NY	100 %	13,000 / 21	100 / 100	100 / 100	760	600
Total Residential			**49,871 / 1,622**			**20,591**	**22,300**
Hotel							
Embassy Suites at Hughes Landing (a)	Houston, TX	100 %	205	82	82	5,157	4,500
Total Hotel			**205**			**5,157**	**4,500**
Other							
Woodlands Sarofim #1	Houston, TX	20 %	NA	NA	NA	2,202	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50 %	NA	NA	NA	1,117	1,117
Woodlands Ground Lease	Houston, TX	100 %	NA	NA	NA	1,420	1,662
Hockey Ground Lease	Las Vegas, NV	100 %	NA	NA	NA	458	458
Summerlin Hospital Medical Center	Las Vegas, NV	100 %	NA	NA	NA	3,435	3,435
Other Assets	Various	100 %	NA	NA	NA	(467)	338
Total Other						**8,165**	**9,212**
Total Stabilized						**$ 149,896**	**$ 164,153**

(a) Hotel property Percentage Occupied is the average for Q4 2018.

Howard Hughes

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Unstabilized Properties

(Dollars in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q4 2018 % Occ. (a)	Q4 2018 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q4 2018 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	67%	76%	$ 75,461	$ 90,162	$ 3,740	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	78%	78%	55,688	74,994	4,688	6,900	2020	9%
Lakefront North (c)	Houston, TX	100%	262,812	40%	74%	55,070	77,879	(850)	6,458	2021	8%
One Merriweather	Columbia, MD	100%	206,588	85%	91%	72,819	78,187	3,063	5,100	2020	7%
Two Merriweather	Columbia, MD	100%	124,635	58%	74%	32,030	40,941	(143)	3,500	2021	9%
Aristocrat	Las Vegas, NV	100%	181,534	100%	100%	33,376	46,661	—	4,100	Q2 2019	9%
Two Summerlin	Las Vegas, NV	100%	144,615	34%	89%	36,243	49,320	(115)	3,500	2020	7%
Total Office			**1,572,753**			**360,687**	**458,144**	**10,383**	**37,158**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,497	83%	83%	14,183	16,274	1,291	1,700	Q4 2019	10%
Anaha & Ae'o Retail (d)	Honolulu, HI	100%	86,847	84%	92%	—	—	1,530	2,709	Q4 2019	n.a.
Lake Woodlands Crossing	Houston, TX	100%	60,262	72%	85%	9,311	15,381	433	1,668	2020	11%
Seaport - Uplands / Pier 17 (e)	New York, NY	100%	396,131	44%	59%	472,941	570,713	231	34,000 - 46,000	2021	6 - 8%
Total Retail			**626,737**			**496,435**	**602,368**	**3,485**	**40,077 - 52,077**		
Residential											
m.flats/TEN.M	Columbia, MD	50%	28,026 / 437	31% / 74%	31% / 78%	53,400	54,673	3,709	3,800	2020	7%
Creekside Park Apartments	Houston, TX	100%	292	45%	51%	36,961	42,111	—	3,500	2020	10%
Total Residential			**28,026 / 729**			**90,361**	**96,784**	**3,709**	**7,300**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	52%	52%	72,360	72,360	12,373	16,500	2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	73%	73%	93,443	98,444	7,736	10,500	2020	11%
Mr. C Seaport	New York, NY	35%	66	39%	39%	3,157	24,850	(61)	1,334	2021	5%
Total Hotel			**770**			**168,960**	**195,654**	**20,048**	**28,334**		
Other											
HHC 242 Self-Storage	Houston, TX	100%	654	66%	66%	8,216	8,607	212	800	2020	9%
HHC 2978 Self-Storage	Houston, TX	100%	754	60%	60%	7,828	8,476	(1)	800	2020	9%
Total Other			**1,408**			**16,044**	**17,083**	**211**	**1,600**		
Total Unstabilized						**$ 1,132,487**	**$ 1,370,033**	**$ 37,836**	**$114,469 - $126,469**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of December 31, 2018. Each Hotel property Percentage Occupied is the average for Q4 2018.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 21 of this supplement.
(e) Develop. Costs Incurred and Est. Total Costs are shown net of insurance proceeds of approximately $55 million.

Howard Hughes.
HowardHughes.com 214.741.7744 14

Under Construction Projects

(In thousands, except sq. ft. and units)

Owned & Managed

Project Name	City, State	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	33%	1,500,000	42%	Under construction	Q1 2018	2023	$ 15,589	$ 51,428	$ 22,441	8%
100 Fellowship Dr	Houston, TX	100%	203,000	100%	Under construction	Q2 2017	Q3 2019	46,110	63,278	5,100	8%
6100 Merriweather (d)	Columbia, MD	100%	320,000	47%	Under construction	Q2 2018	2023	36,258	138,221	9,200	7%
Total Office			**2,023,000**					**97,957**	**252,927**	**36,741**	
Retail											
Seaport District NYC - Tin Building	New York, NY	100%	53,396	100%	Under construction	Q4 2017	2022	35,335	159,982	9,000 - 12,000	6% - 8%
Ke Kilohana (e)	Honolulu, HI	100%	21,900	100%	Under construction	Q3 2016	Q4 2019	—	—	1,050	—%
Creekside Park West	Houston, TX	100%	72,264	54%	Under construction	Q4 2018	2022	372	22,625	2,200	10 %
Total Retail			**147,560**					**35,707**	**182,607**	**12,250 - 15,250**	
Other											
Summerlin Ballpark (f)	Las Vegas, NV	100%	n.a.	n.a.	Under construction	Q1 2018	Q3 2019	53,736	122,452	7,000	6%
Hughes Landing Daycare	Houston, TX	100%	10,000	100%	Under construction	Q3 2018	Q4 2019	278	3,206	217	7%
Total Other			**10,000**					**$ 54,014**	**$ 125,658**	**$ 7,217**	
Project Name	**City, State**	**% Ownership**	**Est. Number of Units**	**Monthly Est. Rent Per Unit**	**Project Status**	**Const. Start Date**	**Est. Stabilized Date (b)**	**Develop. Costs Incurred**	**Est. Total Cost (Excl. Land)**	**Est. Stabilized NOI**	**Est. Stab. Yield**
Multi-family											
Columbia Multi-family	Columbia, MD	100%	382	$2,053	Under construction	Q2 2018	2023	$ 23,532	$ 116,386	$ 9,162	8%
Tanager Apartments (g)	Las Vegas, NV	100%	267	$1,924	Under construction	Q1 2018	2020	24,470	59,276	4,400	7%
Two Lakes Edge	Houston, TX	100%	386	$2,690	Under construction	Q2 2018	2024	10,457	107,706	8,529	8%
Lakeside Row (h)	Houston, TX	100%	312	$1,686	Under construction	Q2 2018	2021	10,548	48,412	3,875	8%
Total Multi-family			**1,347**					**69,007**	**331,780**	**25,966**	
Total Under Construction								**$ 256,685**	**$ 892,972**	**$82,174 - $85,174**	

(a) Represents leases signed as of December 31, 2018 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including OH allocations, Development Fees and Leasing Commissions in Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Development costs incurred represent HHC's equity in the project at December 31, 2018. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) Three Merriweather was renamed to 6100 Merriweather in Q3 2018.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 21 of this supplement.
(f) Est. Total Cost (Excl. Land) and Stabilized NOI Yield are exclusive of $27 million of costs to acquire the franchise.
(g) Downtown Summerlin Apartments was renamed to Tanager Apartments in Q3 2018.
(h) Bridgeland Apartments was renamed to Lakeside Row in Q4 2018.

Howard Hughes. HowardHughes.com 214.741.7744 15

MPC Portfolio MPC Portfolio ($ in thousands) Nevada Texas Maryland Total (c) MPC Performance - 4Q18 & 4Q17 MPC Net Contribution (4Q18) (b) $6,057 $25,827 $(344) $31,540 MPC Net Contribution (4Q17) (b) $62,507 $16,646 $9,903 $89,056 Operating Asset Performance - 2018 & Future Annualized 4Q18 In-Place NOI $31,885 $101,540 $28,196 $161,621 Est. Stabilized NOI (Future) (d) $57,093 $152,371 $53,541 $263,005 Wtd. Avg. Time to Stabilization (years) 1.6 3.0 4.0 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation from GAAP MPC segment earnings before tax (EBT) measure to MPC Net Contribution for the three months ended December 31, 2018 is found under Reconciliation of Non-GAAP Measures on page 29. (c) Total excludes NOI from non-core operating assets, and NOI from core assets within Hawaii and New York as these regions are not defined as MPCs. (d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. HowardHughes.com 214.741.7744 16

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawaii Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office sq.ft.	1,479,644	—	—	206,279	1,050,115	2,736,038	—	—	—	—
Retail sq.ft.	315,932	—	—	838,271	102,790	1,256,993	918,669	13,000	267,934	1,199,603
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office sq.ft.	915,381	—	—	326,149	331,223	1,572,753	—	—	—	—
Retail sq.ft. (a)	60,262	—	83,497	—	28,026	171,785	86,847	396,131	—	482,978
Multifamily units	292	—	—	—	437	729	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self Storage Units	1,408	—	—	—	—	1,408	—	—	—	—
Operating - Under Construction Properties										
Office sq.ft.	203,000	—	—	—	320,000	523,000	—	—	1,500,000	1,500,000
Retail sq.ft.	72,264	—	—	—	—	72,264	21,900	53,396	—	75,296
Other sq.ft.	10,000	—	—	—	—	10,000	—	—	—	—
Multifamily units	386	—	312	267	382	1,347	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,470 ac.	22,500 ac.	16,450 ac.	80,980 ac.	1,379	n.a.	n.a.	1,379
Current Residents (b)	117,100	36	10,100	110,000	112,000	349,236	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	157	1,392	2,299	3,311	n.a.	7,159	9	n.a.	n.a.	9
Estimated price per acre (c)	652	318	410	565	n.a.		n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	753	171	1,533	831	96	3,384	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	1,027	515	539	1,091	580		n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects that are not shown at share. Retail sq.ft. includes multi-family sq.ft.
(a) Retail sq. ft. within the Summerlin region excludes 381,767 sq. ft. of anchors.
(b) Acreage shown as of December 31, 2018; current residents shown as of December 31, 2017.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2019 land models.

HowardHughes.com 214.741.7744 17

Lease Expirations Lease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2018 Office Expirations (a) Retail Expirations (a) Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Annualized Cash Rent Percentage of Wtd. Avg. Annualized Cash Expiration Year (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. (In thousands) Annualized Cash Rent Rent Per Leased Sq. Ft. 2019 $ 8,191 7.40% $ 24.34 $ 7,733 6.19% $ 38.65 2020 8,598 7.77% 29.34 9,055 7.25% 51.52 2021 6,771 6.12% 30.16 7,555 6.05% 27.40 2022 14,931 13.49% 32.48 5,862 4.69% 48.02 2023 13,739 12.41% 30.30 12,147 9.73% 51.55 2024 13,677 12.36% 28.71 7,521 6.02% 42.63 2025 10,649 9.62% 28.03 26,055 20.86% 55.54 2026 2,472 2.23% 30.62 5,185 4.15% 36.94 2027 13,921 12.58% 28.20 5,190 4.16% 40.40 2028 9,824 8.88% 42.08 9,531 7.63% 39.50 Thereafter 7,908 7.14% 43.93 29,067 23.27% 31.74 Total $ 110,681 100.00% $ 124,901 100.00% (a) Excludes leases with an initial term of 12 months or less HowardHughes.com 214.741.7744 18

Acquisition / Disposition Activity Acquisition / Disposition Activity In thousands, except Sq. Ft. / Units / Acres 4Q 2018 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price No acquisition activity in Q4 2018 4Q 2018 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price No disposition activity in Q4 2018 HowardHughes.com 214.741.7744 19

Master Planned Community Land

($ in thousands)	The Woodlands Q4 2018	The Woodlands Q4 2017	The Woodlands Hills Q4 2018	The Woodlands Hills Q4 2017	Bridgeland Q4 2018	Bridgeland Q4 2017	Summerlin Q4 2018	Summerlin Q4 2017	Columbia Q4 2018	Columbia Q4 2017	Total Q4 2018	Total Q4 2017
Revenues:												
Residential land sale revenues	$ 9,435	$ 13,114	$ 2,079	$ 1,282	$ 17,734	$ 7,341	$ 2,772	$ 35,691	$ —	$ —	$ 32,020	$ 57,428
Commercial land sale revenues	—	—	—	—	422	1,745	2,736	1,591	—	10,300	3,158	13,636
Builder price participation	105	49	21	—	123	102	7,442	8,071	—	—	7,691	8,222
Other land sale revenues	1,559	1,274	470	9	78	4,111	3,222	3,152	(412)	—	4,917	8,546
Total revenues	$ 11,099	$ 14,437	$ 2,570	$ 1,291	$ 18,357	$ 13,299	$ 16,172	$ 48,505	$ (412)	$ 10,300	$ 47,786	$ 87,832
Expenses:												
Cost of sales - residential land	$ (4,656)	$ (5,715)	$ (1,005)	$ (672)	$ (5,385)	$ (2,558)	$ (1,615)	$ (17,797)	$ —	$ —	$ (12,661)	$ (26,742)
Cost of sales - commercial land	—	—	—	—	(106)	(437)	(1,839)	(29)	—	(5,620)	(1,945)	(6,086)
Real estate taxes	(529)	(885)	44	(3)	(702)	(453)	(769)	(631)	(127)	229	(2,083)	(1,743)
Land sales operations	(4,669)	(3,408)	(777)	(247)	(1,447)	(1,858)	(2,479)	(2,506)	195	(634)	(9,177)	(8,653)
Depreciation and amortization	(34)	(30)	—	—	(34)	(23)	16	(21)	53	(2)	1	(76)
Total Expenses	$ (9,888)	$ (10,038)	$ (1,738)	$ (922)	$ (7,674)	$ (5,329)	$ (6,686)	$ (20,984)	$ 121	$ (6,027)	$ (25,865)	$ (43,300)
Net interest capitalized (expense)	(1,191)	(1,177)	252	148	3,602	2,896	4,430	4,523	—	—	7,093	6,390
Equity in earnings from real estate affiliates	—	—	—	—	—	—	1,603	1,682	—	—	1,603	1,682
EBT	$ 20	$ 3,222	$ 1,084	$ 517	$ 14,285	$ 10,866	$ 15,519	$ 33,726	$ (291)	$ 4,273	$ 30,617	$ 52,604
Key Performance Metrics:												
Residential												
Total acres closed in current period	18.6	18.7	7.4	4.1	45.6	20.3	0.7	59.6	—	—		
Price per acre achieved	$507	$701	$281	$313	$389	$362	$950 (a)	$571	NM	NM		
Avg. gross margins	51.0%	56.0%	52.0%	48.0%	70.0%	65.0%	42.0%	50.0%	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	—	9.0	5.9	5.0	—	10.3		
Price per acre achieved	NM	NM	NM	NM	NM	$264	$400	$256	NM	$1,000		
Avg. gross margins	NM	NM	NM	NM	75.0%	75.0%	33.0%	98.0%	NM	45.0%		
Avg. combined before-tax net margins	51.0%	56.0%	52.0%	48.0%	70.0%	67.0%	37.0%	52.0%	NM	45.0%		

Key Valuation Metrics	Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Columbia
Remaining saleable acres					
Residential	157 (b)	1,392	2,299	3,311	—
Commercial	753	171	1,533	831	96 (c)
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	88% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	62% / 0.31 ac	87% / 0.32 ac	88% / 0.16 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	38% / 0.09 ac	13% / 0.13 ac	11% / 0.12 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.0 ac	12% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	31	—	51	106	NM
Gross margin range (GAAP), net of MUDs (e)	50.7%	51.7%	69.8%	37.3%	NM
Projected gross margin range (Cash), net of MUDs (e)	99.0%	88.2%	81.8%	73.9%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2029	2034	2039	—
Commercial	2027	2027	2045	2039	2023

(a) The price per acre achieved for Summerlin residential lots is mostly attributed to custom lots sales, which positively impacted results.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Does not include 31 commercial acres held in the Strategic Development segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2018. The Woodlands Hills is excluded because there is no 12 month history of homes sold yet.
(e) GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition, and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.

NM Not meaningful.

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Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Total
Key Metrics ($ in thousands)						
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	
Number of units	174	317	465	423	750	2,129
Avg. unit Sq. Ft.	2,174	1,417	834	696	518	891
Condo Sq. Ft.	378,238	449,205	388,039	294,273	388,210	1,897,965
Street retail Sq. Ft.	8,200	16,100	68,300	21,900	11,336	125,836
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 4,880
Stabilization year	2017	2019	2019	2020	2022	
Development progress ($ in millions)						
Status	Opened	Opened	Opened	Under construction	Under construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	
Completion date (actual or est.)	Complete	Complete	Complete	2019	2021	
Total development cost	$ 452.0	$ 401.3	$ 428.5	$ 218.9	$ 411.8	$ 1,912.5
Cost-to-date	403.4	386.6	380.1	174.7	22.6	1,367.4
Remaining to be funded	$ 48.6	$ 14.7	$ 48.4	$ 44.2	$ 389.2	$ 545.1
Financial Summary ($ in thousands, except per sq. ft.)						
Units closed (through Q4 2018)	165	313	299	—	—	777
Units under contract (through Q4 2018)	2	—	162	413	600	1,177
Total % of units closed or under contract	96.0%	98.7%	99.1%	97.6%	80.0%	91.8%
Units closed (current quarter)	1	—	299	—	—	300
Units under contract (current quarter)	—	—	—	18	36	54
Square footage closed or under contract (total)	347,082	432,453	383,931	286,210	291,809	1,741,485
Total % square footage closed or under contract	91.8%	96.3%	98.9%	97.3%	75.2%	91.8%
Target condo profit margin at completion (excl. land cost)	—	—	—	—	—	~30%
Total cash received (closings & deposits)	—	—	—	—	—	$ 1,678,628
Total GAAP revenue recognized	—	—	—	—	—	$ 1,428,165
Expected avg. price per sq. ft.	$ 1,900 - 1,950	$ 1,100 - 1,150	$ 1,300 - 1,350	$ 700 - 750	$ 1,300 - 1,350	$ 1,300 - 1,325
Expected construction costs per retail sq. ft.	$ —	$ —	$ —	$ —	$ —	$ ~1,100
Deposit Reconciliation (in thousands)						
Deposits from sales commitment						
Spent towards construction	$ —	$ —	$ 68,241	$ 22,900	$ —	$ 91,141
Held for future use (f)	—	—	124,899	1,695	70,197	196,791
Total deposits from sales commitment	$ —	$ —	$ 193,140	$ 24,595	$ 70,197	$ 287,932

(a) We began delivering units at Waiea in November 2016. As of December 31, 2018, we have closed on 165 units. We have two under contract, and seven units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of December 31, 2018, we have closed on 313 units. We have no units under contract, and four units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of December 31, 2018, we have closed on 299 units. We have 162 units under contract, and four units remain to be sold.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of December 31, 2018, we have entered into contracts for 413 of the units.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of December 31, 2018, we have entered into contracts for 600 of the units.
(f) Total deposits held for future use are shown in Restricted cash on the balance sheet.

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Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Cottonwood Mall	Holladay, UT	100%	54	Was under contract to sell in separate parcels with the first closing expected in 2019. The purchase contract was canceled in 2019.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Zoned for approximately 6 million square feet of commercial uses.
Monarch City (formerly known as AllenTowne)	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas. Agricultural property tax exemptions are in place for most of the property, which reduces carrying costs.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport district. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the note secured by the land and improvements for a purchase price of $5.3M. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

Howard Hughes.
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Debt Summary

(In thousands)	December 31, 2018	December 31, 2017
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	648,707	499,299
Special Improvement District bonds	15,168	27,576
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,454,579	1,317,311
Condominium financing (a)	96,757	33,603
Mortgages, notes and loans payable	3,215,211	2,877,789
Unamortized bond issuance costs	(6,096)	(6,898)
Deferred financing costs	(27,902)	(12,946)
Total mortgages, notes and loans payable, net	3,181,213	2,857,945
Total unconsolidated mortgages, notes and loans payable at pro-rata share	96,185	84,983
Total Debt	**$ 3,277,398**	**$ 2,942,928**

Net Debt on a Segment Basis, at share as of December 31, 2018

(In thousands)	Master Planned Communities	Operating Assets	Strategic Developments	Segment Totals	Non- Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a)(b)(c)	$ 231,384	$ 1,728,109	$ 242,737	$ 2,202,230	$ 978,411	$ 3,180,641
Condominium financing (a)	—	—	96,757	96,757	—	96,757
Less: cash and cash equivalents (b)	(151,519)	(71,124)	(32,251)	(254,894)	(302,301)	(557,195)
Special Improvement District receivables	(18,838)	—	—	(18,838)	—	(18,838)
Municipal Utility District receivables	(222,269)	—	—	(222,269)	—	(222,269)
TIF receivable	—	—	(2,470)	(2,470)	—	(2,470)
Net Debt	**$ (161,242)**	**$ 1,656,985**	**$ 304,773**	**$ 1,800,516**	**$ 676,110**	**$ 2,476,626**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of December 31, 2018 (c)

(In thousands)	2019	2020	2021	2022	2023	Thereafter	Total
Mortgages, notes and loans payable	$ 93,358	$ 357,246	$ 419,697	$ 216,471	$ 696,248	$ 1,432,191	$ 3,215,211
Interest Payments	159,152	150,954	127,939	112,342	96,223	174,401	821,011
Ground lease and other leasing commitments	8,199	7,871	7,380	6,713	8,380	291,611	330,154
Total	**$ 260,709**	**$ 516,071**	**$ 555,016**	**$ 335,526**	**$ 800,851**	**$ 1,898,203**	**$ 4,366,376**

(a) $665.0 million and $428.3 million of variable-rate debt has been swapped to a fixed-rate for the term of the related debt as of December 31, 2018 and December 31, 2017, respectively.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in Real Estate and Other Affiliates.
(c) Mortgages, notes and loans payable and condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

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Property-Level Debt

(Dollars in thousands)

Asset	Q4 2018 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities					
The Woodlands Master Credit Facility	$ 150,000	L+275	Floating/Cap	5.25%	Apr-20 / Apr-21
Bridgeland Credit Facility	65,000	L+315	Floating	5.96%	Nov-20 / Nov-22
	215,000				
Operating Assets					
Outlet Collection at Riverwalk	47,552	L+250	Floating	5.00%	Oct-19 / Oct-20
Three Hughes Landing	55,759	L+260	Floating	5.10%	Dec-19 / Dec-20
The Woodlands Resort & Conference Center	62,500	L+325	Floating	5.75%	Feb-19 / Feb-21
Downtown Summerlin	266,755	L+215	Floating	4.65%	Sep-20 / Sep-21
Two Merriweather	24,000	L+250	Floating	5.00%	Oct-20 / Oct-21
HHC 242 Self-Storage	6,604	L+260	Floating	5.10%	Oct-19 / Oct-21
HHC 2978 Self-Storage	6,042	L+260	Floating	5.10%	Jan-20 / Jan-22
20/25 Waterway Avenue	13,395	4.79%	Fixed	4.79%	May-22
Millennium Waterway Apartments	54,083	3.75%	Fixed	3.75%	Jun-22
Aristocrat	21,296	P + 40	Floating	5.90%	Oct-22
Two Summerlin	14,431	P + 40	Floating	5.90%	Oct-22
Lake Woodlands Crossing Retail	9,539	L+180	Floating	4.30%	Jan-23
Lakefront North	21,120	L+200	Floating	4.50%	Dec-22 / Dec-23
Senior Secured Credit Facility	615,000	4.61%	Floating/Swap	4.61% (b)	Sep-23
9303 New Trails	11,610	4.88%	Fixed	4.88%	Dec-23
4 Waterway Square	33,998	4.88%	Fixed	4.88%	Dec-23
3831 Technology Forest Drive	21,571	4.50%	Fixed	4.50%	Mar-26
Kewalo Basin Harbor	3,499	L+275	Floating	5.25%	Sep-27
Millennium Six Pines Apartments	42,500	3.39%	Fixed	3.39%	Aug-28
3 Waterway Square	49,013	3.94%	Fixed	3.94%	Aug-28
One Hughes Landing	52,000	4.30%	Fixed	4.30%	Dec-29
Two Hughes Landing	48,000	4.20%	Fixed	4.20%	Dec-30
One Lakes Edge	69,440	4.50%	Fixed	4.50%	Mar-29
Constellation Apartments	24,200	4.07%	Fixed	4.07%	Jan-33
Hughes Landing Retail	35,000	3.50%	Fixed	3.50%	Dec-36
Columbia Regional Building	25,000	4.48%	Fixed	4.48%	Feb-37
	1,633,907				

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Property-Level Debt (con't)

(Dollars in thousands)

Asset	Q4 2018 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Strategic Developments					
250 Water Street	$ 129,723	6.00%	Fixed	6.00%	Dec-18 / Jun-20
Ke Kilohana	96,757	L+325	Floating	5.75%	Dec-19 / Dec-20
100 Fellowship Drive	35,481	L+150	Floating	4.00%	May-22
Lakeside Row (c)	—	L+225	Floating	4.75%	Jul-22 / Jul-23
110 North Wacker	50,000	L+300	Floating/Collar	5.50%	Apr-22 / Apr-24
6100 Merriweather (d)	—	L+275	Floating	5.25%	Sep-22 / Sep-24
Columbia Multifamily	—	L+275	Floating	5.25%	Sep-22 / Sep-24
Tanager Apartments (e)	—	L+225	Floating	4.75%	Oct-21 / Oct-24
Summerlin Ballpark	26,766	4.92%	Fixed	4.92%	Dec-39
	338,727				
Total (f)	$ 2,187,634				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Centers, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village, Lakeland Village, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Formerly known as Bridgeland Apartments.
(d) Formerly known as Three Merriweather.
(e) Formerly known as Downtown Summerlin Apartments.
(f) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC & Retail.

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Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Year Ended Year Ending December 31, Ground Leased Asset Share Expiration Date 12/31/2018 12/31/2018 2019 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 631 $ 2,464 $ 2,131 $ 57,455 $ 59,586 Seaport 100% 2031 (b) 403 1,593 1,638 204,265 205,903 Kewalo Basin Harbor 100% 2049 75 300 300 8,900 9,200 $ 1,109 $ 4,357 $ 4,069 $ 270,620 $ 274,689 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is 12/30/2031 but subject to extension options through 12/31/2072. HowardHughes.com 214.741.7744 26

Definitions Definitions Under Construction - Projects in the Strategic Developments segment for which construction has commenced as of December 31, 2018, unless otherwise noted. This excludes MPC and condominium development. Unstabilized - Properties in the Operating Assets segment that have been in service for less than 36 months and do not exceed 90% occupancy. Stabilized - Properties in the Operating Assets segment that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from Real Estate and Other Affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 27

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	FY 2018	FY 2017
Total Operating Assets segment EBT (a)	$ (14,920)	$ (9,415)	$ 4,715	$ 7,269	$ (11,834)	$ (12,351)	$ (23,713)
Depreciation and amortization	34,386	28,329	25,688	25,173	33,503	113,576	122,421
Interest expense (income), net	18,665	18,891	17,308	16,687	15,580	71,551	61,584
Equity in earnings (loss) from real estate and other affiliates	(473)	529	1,001	(2,586)	472	(1,529)	(3,267)
Straight-line rent amortization	(3,205)	(3,632)	(2,867)	(3,052)	(2,801)	(12,756)	(7,999)
Other	4,055	3,098	(324)	46	492	6,875	890
Total Operating Assets NOI - Consolidated	**38,508**	**37,800**	**45,521**	**43,537**	**35,412**	**165,366**	**149,916**
Redevelopments							
110 North Wacker	513	—	—	—	—	513	—
Total Operating Asset Redevelopments NOI	**513**	**—**	**—**	**—**	**—**	**513**	**—**
Dispositions							
Cottonwood Square	11	—	—	—	(250)	11	(750)
Park West	—	—	—	—	(1)	—	60
Total Operating Asset Dispositions NOI	**11**	**—**	**—**	**—**	**(251)**	**11**	**(690)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**39,032**	**37,800**	**45,521**	**43,537**	**35,161**	**165,890**	**149,226**
Company's Share NOI - Equity investees	**1,818**	**891**	**664**	**575**	**1,084**	**3,948**	**4,401**
Distributions from Summerlin Hospital Investment	**—**	**—**	**—**	**3,435**	**—**	**3,435**	**3,383**
Total NOI	**$ 40,850**	**$ 38,691**	**$ 46,185**	**$ 47,547**	**$ 36,245**	**$ 173,273**	**$ 157,010**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2018 presentation.

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HowardHughes.com 214.741.7744 28

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended December 31,		Year Ended December 31,	
(In thousands)	2018	2017	2018	2017
Total residential land sales closed in period	$ 30,197	$ 55,759	$ 235,013	$ 189,017
Total commercial land sales closed in period	2,356	13,955	5,116	18,254
Net recognized (deferred) revenue:				
Bridgeland	422	(634)	553	6,722
Summerlin	1,817	(2,270)	7,049	20,063
Total net recognized (deferred) revenue	2,239	(2,904)	7,602	26,785
Special Improvement District bond revenue	385	4,254	14,174	14,539
Total land sales revenue - GAAP basis	$ 35,177	$ 71,064	$ 261,905	$ 248,595

Reconciliation of MPC segment EBT to MPC Net Contribution	Three Months Ended December 31,		Year Ended December 31,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 30,617	$ 52,604	$ 202,955	$ 190,351
Plus:				
Cost of sales - land	14,605	32,828	124,214	121,116
Depreciation and amortization	2	(76)	243	323
MUD and SID bonds collections, net	42,753	54,551	37,401	56,509
Distributions from Real Estate and Other Affiliates	6,330	10,000	10,000	10,000
Less:				
MPC development expenditures	(55,899)	(46,924)	(195,504)	(193,087)
MPC land acquisitions	(5,262)	(3,001)	(8,826)	(4,391)
Equity in earnings in Real Estate and Other Affiliates	(1,602)	(1,682)	(36,284)	(23,234)
MPC Net Contribution	$ 31,544	$ 98,300	$ 134,199	$ 157,587

Reconciliation of Segment EBTs to Net Income	Three Months Ended December 31,		Year Ended December 31,	
(In thousands)	2018	2017	2018	2017
MPC segment EBT	$ 30,617	$ 52,604	$ 202,955	$ 190,351
Operating Assets segment EBT	(14,920)	(11,884)	(12,351)	(23,713)
Strategic Developments segment EBT	90,224	56,850	91,786	186,517
Corporate and other items	(58,133)	(27,889)	(209,172)	(232,333)
Income before taxes	47,788	69,681	73,218	120,822
(Provision) benefit for income taxes	(9,864)	77,647	(15,492)	45,801
Net income	37,924	147,328	57,726	166,623
Net (income) loss attributable to noncontrolling interests	(663)	1,793	(714)	1,781
Net income attributable to common stockholders	$ 37,261	$ 149,121	$ 57,012	$ 168,404

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